Exhibit 99.1

Ra Medical Systems Appoints Brian D. Conn Interim Chief Financial Officer

CARLSBAD, Calif. (July 18, 2022) – Ra Medical Systems, Inc. (NYSE American: RMED) (“Ra Medical” or the “Company”), a medical device company focusing on developing its excimer laser system to treat vascular diseases, announces the appointment of Brian D. Conn as interim Chief Financial Officer, effective immediately. Mr. Conn will serve as the Company’s Principal Financial Officer and Principal Accounting Officer.

Mr. Conn has served as a consultant to Ra Medical since May 25, 2022. He replaces Will McGuire, who was appointed interim Chief Financial Officer on July 8, 2022, following the departure of Andrew Jackson, the Company’s former Chief Financial Officer, on May 25, 2022. Mr. McGuire will continue in his positions as Chief Executive Officer and director of the Company.

“We are fortunate to have a professional with Brian’s extensive and highly relevant experience step into our senior financial position as our board of directors continues to assess strategic alternatives with the goal of maximizing value for Ra Medical’s stockholders,” said Mr. McGuire.

Mr. Conn has held senior-level financial positions in both public and private companies for more than 25 years, including serving as Chief Financial Officer at several medical device companies. He has managed all financial aspects of businesses and is proficient in SEC reporting and compliance requirements. Mr. Conn was previously Chief Financial Officer of Quantapore Inc., a genomic sequencing startup, where he continues to serve as an advisor. He was also Chief Financial Officer of Imagion Biosystems, Limited (ASX:IBX), a preclinical medical imaging company, Chief Financial Officer of Verdezyne, Inc., a privately held biotechnology company, and advisor to numerous early-stage biotechnology companies. Mr. Conn received his Bachelor of Science in Finance and a minor in Accountancy from Arizona State University.

About Ra Medical Systems

Ra Medical Systems manufactures the DABRA excimer laser and catheters for the treatment of certain vascular diseases. DABRA has been cleared by the FDA for crossing chronic total occlusions in patients with symptomatic infrainguinal lower extremity vascular disease and has an intended use for ablating a channel in occlusive peripheral vascular disease. In addition, DABRA has been granted CE mark clearance for the endovascular treatment of infrainguinal arteries via atherectomy and for crossing total occlusions. DABRA excimer lasers and catheters are manufactured in a 32,000-square-foot facility located in Carlsbad, California. The vertically integrated facility is ISO 13485 certified and is licensed by the State of California to manufacture sterile, single-use catheters in clean room environments.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements concerning or implying future financial performance and Ra Medical’s ability to conserve capital and maximize any strategic opportunity. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, Ra Medical’s ability to manage operating expenses; Ra Medical’s ability to recruit and retain management and key personnel; Ra Medical’s need to comply with complex and evolving laws and regulations; costs and adverse results in any ongoing or future legal proceedings; and the other risks and uncertainties described in Ra Medical’s news releases and filings with the

Securities and Exchange Commission. Information on these and additional risks, uncertainties, and other information affecting Ra Medical’s business and operating results is contained in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its other filings with the Securities and Exchange Commission. Additional information is also set forth in Ra Medical’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the company through a variety of means, including our website, our investor relations website, press releases, SEC filings, and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Investor Relations Contact:

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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